Q1 Investor Presentation




POLICE



Q1 Investor Presentation

May 2009

CYALUME®







For more information contact
Derek Dunaway, President & CEO
phone: (413) 858-2531 email: ddunaway@cyalume.com
96 Windsor St.
West Springfield, MA 01089
www.cyalume.com

Safe Harbor/Forward Looking Statements

This presentation may contain forward-looking statements relating to the development of Cyalume Technologies' products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward-looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. Any forward-looking statements contained herein speak only as of the date hereof. The Company undertakes no obligation to update or review any forward-looking statements.

Non-GAAP Financial Measures

This presentation contains disclosure of EBITDA for certain periods, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Management believes that EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, investments in the business and strategic acquisitions. EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA is not a recognized term under U.S. GAAP, and EBITDA should be considered in addition to, and not as substitutes for, or superior to, operating income, cash flows, revenues, or other measures of financial performance prepared in accordance with generally accepted accounting principles. EBITDA is not a completely representative measure of either the historical performance or, necessarily, the future potential of Cyalume.

Executive Summary

- Q1 top-line was below last year's but in line with the expectations we communicated during our last conference call
- We've taken aggressive actions in response to lower Q1 revenue, which will yield long-term cost savings
- Record quarter for orders of 40mm training ammunition

Outlook is strong

- Sales of our US Military Chemical Light products are returning to historical levels after a slow Q1
- Performance of ammunition business continues to grow

Financial Results—Income Statement ($000)

	For Three Months Ended March 31, 2009		Predecessor for the Three Months Ended March 31, 2008	
Revenues	$	6,624	$	10,116
Cost of Goods Sold		3,861		5,017
Gross Profit		2,763		5,099
Gross Profit %		*42%*		*50%*
Adjusted EBITDA		780		2,755
EBITDA %		*12%*		*27%*
Adjusted Net Income		484		1,635
Adj. Net Income %		7%		16%
Net Income		-773		982
Net Income %		*-12%*		*10%*

Financial Results—Balance Sheet ($000)

	For Three Months Ended March 31, 2009	Predecessor for the Three Months Ended March 31, 2008
Assets		
Current Assets	17,283	20,120
Non-Current Assets	116,959	118,392
Total Assets	**134,242**	**138,512**
Liabilities		
Current Liabilities	13,222	14,093
Non-Current Liabilities	34,512	36,109
Total Liabilities	**47,734**	**50,202**
Stockholders' Equity	**86,508**	**88,310**
Total Liabilities and Stockholders Equity	**134,242**	**138,512**

Our basic shares outstanding increased to 14.564 million from 9.55 million on December 31, 2008. This increase was due to conversion of warrants into common stock, mostly through cashless exercise, which took place during Q1 2009.

Financial Results – Cash Flow Statement ($000)

	For Three Months Ended March 31, 2009	Predecessor for the Three Months Ended March 31, 2008
Operating Activities	(458)	2,126
Investing Activities	(111)	(576)
Financing Activities Regular	(1,084)	(25)
Financing Activities Acquisition	(1,123)	-
Other - Exchange Rate Changes	27	285
Net Changes in Cash	(2,749)	1,810

Outlook by Revenue Sector

U.S. Military Chemical

Q1 Activity

- Slower business due to lower revenue from17-item contract (core "light stick" business)
- DoD order system issues, no decline in use or in demand (order system issues being resolved)

Outlook

- Order volume is returning to normal levels
- Q2 orders to date already surpass Q1 totals



Ammunition

Q1 Activity

- Order from U.S. Marines
- Orders via Rhinemetall for the U.K. Military
- Contract with Rhinemetall for 40mm exclusive contract world-wide

Outlook

- Completion of first article testing for low velocity 40mm training rounds
- Completion of live fire testing for 30mm training ammunition


40MM TRAINING CARTRIDGE

Commercial

Q1 Activity

- Continued growth of rep and distributor network
- Slower growth than expected in Q1 due to general economic environment

Outlook

- Focus on targeted market segments
- Continued support and expansion of the rep and distributor networks







International Chemical & Reflective

International Chemical

- Strong Q1 performance

Reflective

- Min/Max contract for the DoD in solicitation now
- Expect response in Q2



Operations Overview

- In response to slower pace of U.S. Military business in Q1, we undertook an optimization of our production
  - Led to a reduction of plant staff
  - Shifts were reorganized to yield more efficiencies
- Orders from our U.S. Military channel are now starting to reach historical levels
  - Ramping operations back up
  - Will realize some continued savings from operational efficiencies achieved from reorganization

Summary and Guidance

- Slow Q1
- Business returning to historical levels in U.S. Military sales
- Ammunition business is ramping up